SHARE PURCHASE AGREEMENT

                             PIONEER SERIES TRUST V

                            On behalf of its series,

                        Pioneer Global Select Equity Fund
                       Pioneer Select Research Value Fund
                       Pioneer Select Research Growth Fund
                             (each series, a "Fund")

      This Agreement is made as of the 29th day of November, 2005 between Pioneer Funds Distributor, Inc., a Delaware corporation ("PFD"), and Pioneer Series Trust V, a Delaware statutory trust (the "Trust"), on behalf of each Fund.

      WHEREAS, each Fund wishes to sell to PFD, and PFD wishes to purchase from each Fund, shares of beneficial interest of each class of shares of the Fund in the amounts listed on Appendix A hereto (collectively, the "Shares"); and

      WHEREAS, PFD is purchasing the Shares for the purpose of acquiring the initial Shares of the Fund.

      NOW, THEREFORE, the parties hereto agree as follows:

      1. Simultaneously with the execution of this Agreement, PFD is delivering to the Fund payment in the amount listed on Appendix A hereto in full payment for the Shares.

      2. PFD agrees that it is purchasing the Shares for investment and has no present intention of redeeming or reselling the Shares.

      Executed as of the date first set forth above.


                                   PIONEER FUNDS DISTRIBUTOR, INC.

                                   /s/ Steven M. Graziano
                                   --------------------------------
                                   By:  Steven M. Graziano
                                   Its: Director and Executive Vice President

                                   PIONEER SERIES TRUST V
                                        On behalf of its series,
                                      Pioneer Global Select Equity Fund
                                      Pioneer Select Research Value Fund
                                      Pioneer Select Research Growth Fund

                                   /s/ Osbert M. Hood
                                   --------------------------------
                                   By:  Osbert M. Hood
                                   Its: Executive Vice President

                                                                      Appendix A

--------------------------------------------------------------
              Total Purchase Price Paid to Fund
--------------------------------------------------------------
Pioneer Global Select Equity Fund
--------------------------------------------------------------
Class A                              $20,000
--------------------------------------------------------------
Class B                              $20,000
--------------------------------------------------------------
Class C                              $20,000
--------------------------------------------------------------
Pioneer Select Research Value Fund
--------------------------------------------------------------
Class A                              $20,000
--------------------------------------------------------------
Pioneer Select Research Growth Fund
--------------------------------------------------------------
Class A                              $20,000
--------------------------------------------------------------